Exhibit 23

Deloitte & Touche LLP 901 E. Byrd St. Suite 820 Richmond, VA 23219 USA www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-269462, 333-236275, 333-219876, and 333-122742 on Form S-3 and Registration Statement Nos. 333-272344, 333-218966, 333-187529, and 333-122746 on Form S-8 of our report dated December 3, 2025, relating to the financial statements of RGC Resources, Inc. appearing in this Annual Report on Form 10-K for the year ended September 30, 2025.

/s/ Deloitte & Touche LLP

December 3, 2025